BPW ACQUISITION CORP.

INITIAL UNIT SUBSCRIPTION AGREEMENT

THIS INITIAL UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 31st day of October 2007, by and between BPW Acquisition Corp., a Delaware corporation (the “Company”), and the purchasers listed in Schedule A hereto (each a “Purchaser” and together the “Purchasers”).

WHEREAS, the Company desires to issue and sell, and Purchasers desire to purchase and acquire, Units (as defined herein) on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, it is agreed between the parties as follows:

1. Purchase of Units. The Purchasers hereby subscribe for and purchase from the Company, and the Company hereby issues and sells to the Purchasers, an aggregate of 10,781,250 units (the “Units”) at a purchase price of approximately $0.002 per Unit for an aggregate purchase price of $25,000. Each Unit consists of one share of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant” and, together with the Units and the Common Stock, the “Securities”) exercisable for one share of Common Stock. Each Warrant shall entitle the holder thereof to purchase one share of Common Stock at an exercise price of $7.50, in accordance with the terms of the Warrant as set forth in the Warrant Agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Agreement shall be substantially in the form attached hereto as Exhibit A (the “Warrant Agreement”).

2. Payment of Purchase Price. The purchase price for the Units to be purchased by each Purchaser shall be tendered by such Purchaser in full on the date hereof by one or a combination of the following means:

(a) wiring of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company no less than one business day prior to the date hereof; or

(b) delivery of cashier’s check to the Company of immediately available United States funds.

3. Forfeiture and Adjustment of Units. If the underwriters (the “Underwriters”) in the Company’s initial public offering (the “IPO”) do not exercise in full their over-allotment option to be granted by the Company pursuant to an underwriting agreement by and among the Underwriters and the Company, then the Purchasers shall forfeit, pro rata, up to an aggregate of 1,406,250 Units in order to maintain a collective 20% ownership interest of the Company’s issued and outstanding shares of Common Stock after giving effect to the IPO and any such exercise. The Company will not make any cash payment to any Purchaser in respect of any such forfeiture. The Purchasers agree with the Company and the Company hereby agrees with the Purchasers that if the number of units offered to the public in the IPO is increased or decreased, the Purchasers’ Units (including the Units subject to forfeiture) will be adjusted in the same proportion as the increase or decrease of the units offered to the public in the IPO in order to maintain a collective 20% ownership interest of the Company’s issued and outstanding shares of Common Stock after giving effect to the IPO, any exercise of the Underwriters’ over-allotment option, and any such increase or decrease. Each Purchaser agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this Section 3; provided that the Company will not make or receive any cash payment to or from any Purchaser in respect of any such adjustment. Each Purchaser acknowledges and agrees that any additional Units (and securities underlying the Units) they may hold pursuant to this Section 3 shall (A) be subject to the transfer restrictions and voting, waiver of liquidation rights, forfeiture and adjustment provisions set forth in the Warrant Agreement, this Agreement and a Letter Agreement to be entered into by and between the Company and each Purchaser in connection with the closing of the IPO, and (B) bear the legends set forth in Section 6 below.

4. Limitations on Transfer. Without the prior written consent of the representative of the Underwriters, the Purchasers shall not, other than transfers to Permitted Transferees (as defined below), (a) sell, offer to sell, contract or agree to sell, assign, hypothecate, donate, pledge, grant any security interest in, encumber, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, with respect to, the Securities or the shares of Common Stock issuable upon exercise of the Warrants or any securities exchangeable for any of the Securities or other rights to purchase any of the Securities or any such securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities or the shares of Common Stock issuable upon exercise of the Warrants or any securities exchangeable for any of the Securities or other rights to purchase any of the Securities or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in this Section 4(a) or (b), until 180 days after the date of the consummation by the Company of an initial Business Combination (as defined in Section 7 hereof), or earlier in the event that subsequent to the consummation of such initial Business Combination (x) the last sales price of the Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period commencing 90 days after the date of the consummation of such initial Business Combination or (y) the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding anything contained in the previous sentence to the contrary, in no event shall the restrictions set forth therein terminate with respect to the Warrants until the last sales price of the Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period commencing 90 days after the date of the consummation by the Company of an initial Business Combination. As used herein, a “Permitted Transferee” means any officers or directors of the Company, or any affiliates of each Purchaser, in each case that agree in writing to be bound by the transfer restrictions and voting, waiver of liquidation rights, forfeiture and adjustment provisions set forth in the Warrant Agreement, this Agreement and a Letter Agreement to be entered into by and between the Company and each Purchaser in connection with the closing of the IPO.

5. Registration Rights. In connection with the closing of the IPO, the Company and the Purchasers shall enter into an agreement (the “Registration Rights Agreement”) granting the Purchasers registration rights with respect to the Securities and the shares of Common Stock underlying the Warrants.

6. Restrictive Legends. All certificates representing the Securities (and any underlying securities thereof) shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS

NOT REQUIRED.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, HYPOTHECATED, DONATED, ENCUMBERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THAT CERTAIN INITIAL UNIT SUBSCRIPTION AGREEMENT DATED AS OF ________, 2007 AND THAT CERTAIN WARRANT AGREEMENT DATED AS OF ________, 2007, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.”

(c) Any legend required by appropriate blue sky officials.

7. Investment Representations. In connection with the purchase of the Securities, each Purchaser, severally and not jointly, represents to the Company the following:

(a) Such Purchaser has been furnished with all materials relating to the Company’s business affairs and financial condition and materials related to the offer and sale of the Securities that have been requested by such Purchaser and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Such Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities. Such Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities, and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. Such Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Such Purchaser can afford a complete loss of its investment in the Securities. Such Purchaser is purchasing the Securities for investment for such Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Such Purchaser understands that the Company is a blank check development stage company recently formed for the purpose of consummating an initial business combination (a “Business Combination”) and understands that there is no assurance as to the future performance of the Company and that the Company may never effectuate a Business Combination.

(b) Such Purchaser understands that the Securities (and the underlying securities thereof) have not been registered under the Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and such Purchaser’s compliance with, the representations and warranties and agreements of such Purchaser set forth herein to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such Securities, including, but not limited to, the bona fide nature of such Purchaser’s investment intent as expressed herein.

(c) Such Purchaser further acknowledges and understands that the Securities (and the underlying securities thereof) must be held indefinitely unless the Securities (and the underlying securities thereof) are subsequently registered under the Act or an exemption from such registration is available. Each Purchaser understands that the certificates evidencing the Securities (and the underlying securities thereof) will be imprinted with a legend which prohibits the transfer of the Securities (and the underlying securities thereof) unless the Securities (and the underlying securities thereof) are registered or such registration is not required in the opinion of counsel for the Company.

(d) Such Purchaser is familiar with the provisions of Rule 144 under the Act, as in effect from time to time (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Securities (and the underlying securities thereof) under the Act, the Securities (and the underlying securities thereof) may be resold by such Purchaser only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after such Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Such Purchaser further understands that at the time such Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, such Purchaser would be precluded from selling the Securities (and the underlying securities thereof) under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Sections 6(d) and (e) hereof, such Purchaser understands that it may be considered a promoter of the Company and understands that it is the position of the SEC that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would be deemed to be “underwriters” under the Act when reselling the securities of the blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

(f) Such Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

(g) Such Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All action necessary to be taken by such Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The purchase by each Purchaser of the Securities does not conflict with the organizational documents of such Purchaser or any material contract by which such Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to such Purchaser or its property. The principal place of business of each Purchaser is as set forth on the signature page hereto.

(h) Such Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Act.

(i) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

8. Company Representations and Warranties. The Company hereby represents and warrants to the Purchasers that the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Securities does not conflict with the certificate of incorporation or bylaws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

9. Indemnification. Each Purchaser hereby agrees, severally and not jointly, to indemnify and hold harmless the Company and the Company’s officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement of a material fact made by such Purchaser and contained herein, or (b) arise out of or are based upon any breach by such Purchaser of any representation, warranty or agreement made by such Purchaser contained herein.

10. Miscellaneous.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days advance written notice to the other party hereto. A copy of all such communications shall also be sent to the following parties:

Perella Weinberg Partners Acquisition LP

c/o PWP Acquisition GP LLC

767 Fifth Avenue

New York, NY 10153

Attention: General Counsel

Facsimile: 212.287.3204

and

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

Attn: Bruce Mendelsohn

Facsimile: (212) 872-1002

and

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Attn: Ann F. Chamberlain

Facsimile: (212) 752-5378

and

Squire, Sanders & Dempsey L.L.P.

4900 Key Tower

127 Public Square

Cleveland, Ohio 44114

Attn: Daniel G. Berick, Esq.

Facsimile: (216) 479-8793

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon the Purchasers and the Purchasers’ successors and assigns.

(c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the State of New York.

(d) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(e) Independent Counsel. Purchasers acknowledge that this Agreement has been prepared on behalf of the Company by Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, and that Akin Gump Strauss Hauer & Feld LLP does not represent, and is not acting on behalf of, the Purchasers. Each Purchaser has been provided with an opportunity to consult with such Purchaser’s own counsel with respect to this Agreement.

(f) Entire Agreement; Amendment. This Agreement, together with the Exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile or electronic mail transmission, and any such executed facsimile or electronic mail copy shall be treated as an original.

(i) Survival. The representations and warranties contained herein will survive the delivery of, and the payment for, the Securities.

(j) Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Purchasers in the negotiation, administration, performance or enforcement hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

BPW ACQUISITION CORP.

By:	/s/ MICHAEL E. MARTIN
Name: Michael E. Martin
Title: Chief Executive Officer

PURCHASERS:

PERELLA WEINBERG PARTNERS ACQUISITION LP

By: PWP ACQUISITION GP LLC, its general partner
By:	/s/ JOSEPH R. PERELLA
Name: Joseph R. Perella
Title: Authorized Person
Address: 767 Fifth Avenue New York, New York 10153

BNYH BPW HOLDINGS LLC
By:	/s/ MICHAEL E. MARTIN
Name: Michael E. Martin
Title: Authorized Person
Address: 717 Fifth Avenue 16th Floor New York, New York 10022

Signature Page to Initial Unit Subscription Agreement

Schedule A

Purchaser:	Units Purchased:	Purchase Price of Units:
Perella Weinberg Partners Acquisition LP	5,390,625	$12,500
BNYH BPW Holdings LLC	5,390,625	$12,500
Total	10,781,250	$25,000

Exhibit A

[Warrant Agreement]